 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2014

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136
(Address of Principal Executive Offices)	(Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01.     Regulation FD Disclosure.

Signatures

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.     Regulation FD Disclosure.

On April 30, 2014, Ormat Technologies, Inc. (the "Company"), in response to reports in the international media, issued a press release clarifying that pursuant to a previously announced strategic planning review, it was exploring, with the assistance of an investment bank engaged for this matter, a potential sale of a minority stake of up to 49% in a small number of its power plants located in the U.S. to one or more institutional investors, with the Company continuing to consolidate and operate such plants. A copy of that press release was furnished as Exhibit 99.1 to the Company's report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on May 1, 2014.

On November 16, 2014, Ormat Industries Ltd., the parent company (the "Parent") of the Company, filed a report with the Israeli Securities Authority and the Tel Aviv Stock Exchange, updating the Parent’s own earlier report, to the effect that the Company is negotiating a potential sale of a minority stake in a small number of its power plants located in the U.S. Accordingly, the Company is providing this update.

Under the proposed transaction, the subject power plants will continue to be controlled, managed and operated by the Company. The total revenues generated from such power plants during the nine months ended September 30, 2014 were approximately $60 million and, based on preliminary, non-binding, negotiations, the derived value (of a 100% ownership interest) of such power plants for purposes of the proposed transaction is approximately $425 million. The final valuation of such power plants for purposes of the proposed transaction, if and when agreed between the parties, may be materially different and there can be no assurance as to the size of the ownership interest that will be sold, if any, to potential investors.

The transaction is currently in the stage of ongoing due diligence and negotiation of governing legal documentation. As such, there can be no assurance as to whether the negotiations will lead to binding definitive agreements, the timing thereof and, if consummated, the terms and conditions, including the valuation of the power plants, the size of the investment, and the purchase price therefor.

Safe Harbor Statement

Information provided in this Form 8-K contains statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for the proposed transaction and the anticipated consequences thereof and are based upon its management's current expectations. These forward looking statements include, among others, the valuation of the power plants, the size of the investment, and the purchase price therefor. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: November 17, 2014

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